EXHIBIT 21.1

AECOM Global, Inc., a Delaware Corporation
AECOM, Inc., a Delaware Corporation
AECOM Technical Services, Inc., a California Corporation
AECOM USA, Inc., a New York Corporation
National Security Programs, Inc., a Virginia Corporation
Tishman Construction Corporation, a Delaware Corporation

URS Energy & Construction, Inc., an Ohio Corporation

URS Corporation, a Nevada Corporation

URS Group Inc. a Delaware Corporation

Sellafield Limited*

URS Federal Technical Services, Inc., a Delaware Corporation

URS Luxembourg LLP*

EG&G Defense Materials, Inc., a Utah Corporation

URS Corporation Southern, a California Corporation

URS Corporation — Ohio, an Ohio Corporation

URS Holdings, Inc., a Delaware Corporation

URS E&C Holdings, Inc., a Delaware Corporation

URS Global Holdings Inc., a Nevada Corporation

Flint Energy Services, Inc., a Delaware Corporation

J.W. Williams, Inc., a Wyoming Corporation

URS Global Holdings UK Ltd.*

WGI Netherlands BV*

URS Worldwide Holdings UK Limited*

URS Intercontinental Holdings UK Limited*

LLW Repository Limited*

Conex Rentals Corporation*

URS New Zealand Limited*

URS Corporation — North Carolina, a North Carolina Corporation

*Foreign